EXHIBIT 23(H)(XXIII) UNDER FORM N-1A
                                              EXHIBIT 10 UNDER ITEM 601/REG. S-K


                                  SCHEDULE A,
                           DATED AS OF JUNE 23, 2006

                        SEPARATE ACCOUNTS AND CONTRACTS

NAME OF SEPARATE ACCOUNT    CONTRACT FUNDED BY SEPARATE ACCOUNT

HLIC Separate Account Two   {circle}The Huntington Director Variable
                                    Annuity (all series)
                            {circle}Huntington Director Outlook Variable
                                    Annuity (all series)
HLIC Separate Account Seven {circle}Huntington Hartford Leaders Outlook Variable
                                    Annuity (all series)




      IN WITNESS WHEREOF, each of the parties has caused this Schedule A to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

HARTFORD LIFE INSURANCE COMPANY,                  EDGEWOOD SERVICES, INC.
on its behalf and on behalf of each
Separate Account named in Schedule A,
as may be amended from time to time

By:  /s/ Robert Arena                             By:  /s/ Charles L. Davis, Jr.
Name:  Robert Arena                               Name:  Charles L. Davis, Jr.
Its:  Senior Vice President                       Its:  President



THE HUNTINGTON FUNDS, on its behalf and          HUNTINGTON ASSET
on behalf of each Fund named in this             ADVISORS, INC.
Schedule B, as may be amended from
time to time

By:  /s/ George M. Polatas                       By:  /s/ B. Randolph Bateman
Name:  George M. Polatas                         Name:  B. Randolph Bateman
Its:  Vice President                             Its:  President